UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21326	04-314-5961
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

32 Wiggins Avenue, Bedford, MA 01730
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   781-457-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

            On March 13, 2014, Anika Therapeutics, Inc. (the “Company”) issued a press release announcing that Genzyme Corporation and the Company had filed a joint motion with the United States District Court for the District of Massachusetts to lift the stay on and dismiss the previously disclosed patent infringement lawsuit filed by Genzyme Corporation with respect to the Company’s Monovisc® Product. The Company further announced that the court had granted the parties’ motion and issued an order dismissing the litigation with prejudice. As a result of the dismissal of the litigation, the Company will receive a one-time milestone payment from Depuy Synthes, Mitek Sports Medicine (“Mitek”) under the terms of a license agreement executed between the Company and Mitek. A copy of the press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1             Press Release of Anika Therapeutics, Inc. dated March 13, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Dated: March 13, 2014	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer

Exhibit Index

99.1	Press Release of Anika Therapeutics, Inc. dated March 13, 2014.